EXHIBIT 99.9

Clarification on Press Release August 25, 2021 “TPT Global Tech Signs Strategic Technology Partnership Agreement with Skybridge West Africa, a $5B Green Housing and Educational Learning Project in West Africa”

SAN DIEGO, CA / ACCESSWIRE / August 26, 2021 / TPT Global Tech, Inc. (“TPTW or TPT Global Tech”) (OTCQB:TPTW) www.tptglobaltech.com based in San Diego, California, a technology-based company with divisions providing telecommunications, medical technology, media content for domestic and international syndication as well as technology solutions, today announced it has entered into a strategic technology agreement with Skybridge West Africa (SWA) www.skybridgewa.com, to participate in the development of 20 SMART Villages emulating that of Duval County Florida in West Africa.

SWA has been offered and accepted to participate in a $5B community development project for their West African initiative to develop and build over 100,000 newly constructed homes utilizing the latest green technology over the next 5 years. The Smart Village infrastructure will consist of new home design and construction, new transportation capabilities, renewable energy, waste management technologies, installation of high-speed fiber-optic, 5G wireless cell towers, last-mile wireless technology, and ultra-performance cement technology. Skybridge will also develop the education system and programs for the new Smart Village.

Specifically, TPT Global Tech and its subsidiaries will provide the Smart Village with its proprietary suite of technology platforms including its ‘QuikLABS’ and ‘QuikPASS’ medical testing and verification systems, design and build the 5G wireless cell towers, fiber infrastructure and renewable energy technology for electricity and water. The company will also be providing ultra-performance concrete technology for roads, plumbing, sewer pipes, toilets, bathtubs, sinks, tiles and decorative fixtures for the housing community and medical clinics throughout the Smart Village. The subcontractor award portion projected to TPT Global Tech for its technology contribution and infrastructure build is estimated to be upwards to $3.5B USD of the total $5B USD Smart City budget.

As part of this total $5 Billion project, SWA envisions housing that not only provides homes but also communities that recognize the requirements for affordable housing. To that end, SWA proposes to include the following elements as major components of its livable communities: Plan SMART Communities, Entrepreneurship Incubator, Construct Relevant Infrastructure, Schools, teacher-driven - (universal availability of work-class content), cloud-based mastery learning educational content, one-to-one device ratio, medical clinics, renewable energy, water/wastewater management, agriculture/Micro-Ag., integrated technology (community broadband), SMART transportation options, infrastructure, entrepreneurial jobs creation estimated at 25k+ over 10 years (based on World Bank estimate of job creation ratios), construction of off-site prefabricated construction factory and integration of technology into the design and construction.

“We are pleased and excited to join hands with Skybridge West Africa and feel fortunate that TPT Global Tech has been selected as the lead technology partner. TPT is uniquely positioned through its various subsidiaries, technology platforms and years of experience working in Africa and emerging markets to assist Skybridge with its Smart Village objectives in West Africa. This planned project will help position the company for future international project consideration and continue to position the company for its goal of up listing to a major exchange,” said TPT Global Tech’s Chairman & CEO, Stephen J. Thomas III.

About Skybridge West Africa

Skybridge West Africa (SWA) is a seasoned international project development and construction company with diverse market operations. Since 1973, The company’s dedicated principals have completed projects on three continents creating jobs and opportunities for local economies and improving the resiliency of those communities.

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SWA is unique; it combines construction, financing, planning, development, and delivery in an integrated solution. Urban/regional growth, economic investment, mobility strategies, and enhanced livability begin and end with Planning. SWA’s planning and development work as part of an integrated team to deliver landmark projects from concept to operation. SWA’s extensive experience in community and transportation planning draws from advanced analytics, stakeholder involvement, and policymakers to develop conceptual plans, feasibility studies, project design, and engineering to create vibrant, livable communities. SWA engineers use their expertise to solve problems and develop creative methods to exceed community expectations. The collaboration between our planners, engineers, and construction team plan, develop and deliver quality, cost-effective projects on time to ensure community and customer success.

SWA operates a community-focused business to protect community resources and build on the rich and vibrant history of the continent. Africa is projected to have the highest population growth rate over the coming decades with most of its citizens residing in urban areas. This dramatic growth fueled by consumer demand and spending will appear most prominently in an expanding and rapidly growing middle class. It is rightfully positioned as the catalyst to lead the world in construction, technology, mining, and manufacturing. SWA seeks to harness and invest in areas of untapped resources to improve the lives of the citizens of West Africa and build healthy sustainable communities. SWA believes this is achieved through supporting stable political institutions, partnering with educational institutions to provide opportunities, striving for improved productivity, and creating economic re-investment into the community in which we serve.

SWA focuses on the community by delivering quality and reliability, the hallmarks of trust.

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology, and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT’s cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today’s global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories, and Global Roaming Cell phones.

Contact:

Frank Benedetto 619-915-9422 fb@miradorconsulting.com

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as “believes,” “looking ahead,” “anticipates,” “estimates” and other terms with similar meaning. Specifically, statements about the Company’s plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

SOURCE: TPT Global Tech, Inc.

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